AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2003
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT of 1933
                           --------------------------

                                 MIM Corporation
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Delaware                                  05-0489664
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------

                    MIM Corporation 2001 Incentive Stock Plan
                            (Full title of the Plan)

                                 Barry A. Posner
                                 MIM Corporation
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
                                       --
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                       --
                              Copies requested to:
                              E. William Bates, II
                               King & Spalding LLP
                          1185 Avenue of the Americas
                            New York, New York 10036
                                 (212) 556-2100
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                    Proposed                Proposed
                                                                     Maximum                 Maximum
              Title of Shares                 Amount To Be       Aggregate Price            Aggregate                 Amount Of
             To Be Registered                  Registered         Per Share (1)        Offering Price (1)         Registration Fee
---------------------------------------    ----------------  ---------------------   ----------------------   --------------------
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.0001 par value            2,142,000             $9.70 (1)           $20,777,400                  $1,680.90
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.0001 par value            1,608,000             $6.795(2)           $10,926,360                  $  883.95
====================================================================================================================================

-----------------
(1) The offering price information is calculated with reference to the weighted average exercise price per share of outstanding options and stock grants, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price of the Common Stock on the Nasdaq National Market on July 21, 2003.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The documents containing the information specified in Part I will be sent or given to employees of MIM Corporation ("MIM" or the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                 INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents have been previously filed by MIM with the Commission and are incorporated by reference into this Registration Statement as of their respective dates:

            (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

            (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, as amended by Form 10-Q/A filed May 20, 2003 and Form 10-Q/A filed May 21, 2003;

            (c) Current Report on Form 8-K filed May 6, 2003; and

            (d) The description of MIM's Common Stock contained in its Registration Statement on Form 8-A/A dated May 20, 1999, including any amendment or report filed for the purpose of updating such description.

            In addition, all documents filed by MIM pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference into this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

            Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed to constitute a part of this Registration Statement.



ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Barry Posner, MIM's General Counsel, will issue an opinion as to the validity of the Common Stock being offered hereunder. As of the date hereof, Mr. Posner owns an aggregate of 63,600 shares of Common Stock and options to purchase 165,666 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to some statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (d) for any transaction from which the director derived an improper personal benefit. MIM's Amended and Restated Certificate of Incorporation provides that MIM's directors shall not be liable to the company or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (a) through (d) in the preceding paragraph. The Amended and Restated Certificate of Incorporation and MIM's Amended and Restated By-Laws further provide that MIM shall indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, MIM maintains director and officer liability insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

            The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

      EXHIBIT NO.                             DESCRIPTION

        4.1      --    Amended and Restated Certificate of Incorporation of MIM Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No.
                       333-05327).
        4.2      --    Certificate of Designations of Series A Junior Participating Preferred Stock
                       (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K
                       filed December 4, 1998).
        4.3      --    Amended and Restated By-Laws of MIM Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).
        4.4      --    Amended and Restated Rights Agreement, dated as of December 3, 2003, between MIM Corporation and
                       American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to
                       Post-Effective Amendment No. 3 to the Company's Form 8-A/A dated May 20, 1999).
        4.5      --    MIM Corporation 2001 Incentive Stock Plan, as amended and restated.
        5.1      --    Opinion of Barry A. Posner.
       23.1      --    Consent of Barry A. Posner (included as part of opinion
                       filed as Exhibit 5.1 hereto).
       23.2      --    Consent of Ernst & Young LLP.

ITEM 9.                 UNDERTAKINGS.


         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on this 22nd day of July, 2003.

                                                  MIM CORPORATION

                                                  By: /s/ James S. Lusk
                                                     -----------------------
                                                     James S. Lusk
                                                     Chief Financial Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Lusk and Barry A. Posner, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of July, 2003.



           SIGNATURE                                  TITLE


/s/ Richard H. Friedman                   Chairman of the Board and
----------------------------------        Chief Executive Officer (Principal
Richard H. Friedman                       Executive Officer)


                                         (Principal Financial Officer and
/s/ James S. Lusk                         Principal Accounting Officer)
----------------------------------
James S. Lusk


/s/ Richard A. Cirillo                    Director
----------------------------------
Richard A. Cirillo

/s/ Charlotte W. Collins                  Director
----------------------------------
Charlotte W. Collins

/s/ Louis T. DiFazio, PhD                 Director
----------------------------------
Louis T. DiFazio, PhD

/s/ Harold J. Ford, Sr.                   Director
----------------------------------
Harold J. Ford, Sr.

/s/ Michael Kooper                        Director
----------------------------------
Michael Kooper

/s/ Louis A. Luzzi, PhD                   Director
----------------------------------
Louis A. Luzzi, PhD

/s/ Jack L. Salzman                       Director
----------------------------------
Jack L. Salzman

/s/ Ronald Shelp                          Director
----------------------------------
Ronald Shelp